Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

CH4 Natural Solutions Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one warrant(2)	Rule 457(a)	28,750,000	$10.00	$287,500,000.00	0.00015310	$44,016.25

	Equity	Class A ordinary shares included as part of the units(3)	Rule 457(g)	28,750,000	—	—	—	-(4)

	Equity	Warrants included as part of the units(3)	Rule 457(g)	9,583,333	—	—	—	-(4)

	Equity	Class A ordinary shares underlying the warrants	Rule 457(a)	9,583,333	$11.50	$110,208,333.33	0.00015310	$16,872.90

Fees Previously Paid				—	—	—	—	—

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$397,708,333.33		$60,889.15

	Total Fees Previously Paid							$ 0.00

	Total Fee Offsets							$ 0.00

	Net Fee Due							$60,889.15

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)

Includes 3,750,000 units, consisting of 3,750,000 Class A Ordinary Shares and 1,250,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

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